SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 30, 2002

MEDIABIN, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-24087	58-1741516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3525 Piedmont Road
Seven Piedmont Center, Suite 600
Atlanta, Georgia 30305-1530
(Address, Including Zip Code, of Principal Executive Offices)

(404) 264-8000
(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events

On September 30, 2002, MediaBin, Inc. (“MediaBin”), completed a transaction with three of its major shareholders in which $14,275,000 in outstanding debt was converted into MediaBin Common Stock. The price at which the loans were converted was $0.20 per share. A total of 71,377,000 shares were issued, resulting in MediaBin having a total of 88,907,000 shares outstanding. As a result of this transaction MediaBin’s balance sheet debt will be reduced by $14,275,000 and shareholders equity increased by the same amount.

A copy of the press release issued by MediaBin, dated October 10, 2002, announcing consummation of the transaction is attached as an exhibit hereto and is hereby incorporated by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements.

         Not applicable.

(b)	Pro forma financial information.

         Not applicable.

(c)	Exhibits.

                  99.1         Text of Press Release, dated October 10, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIABIN, INC.

By:	/s/ DAVID MORAN
David Moran Chief Executive Officer

Dated:    October 10, 2002